UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2008

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 3, 2008, Converted Organics Inc. (the "Company") held a special meeting of stockholders (the "Special Meeting") to consider the following proposals:
• An amendment to the 2006 Stock Option Plan to increase the number of shares issuable under the 2006 Stock Option Plan from 666,667 to 1,666,667 shares;
• An amendment to the 2006 Stock Option Plan to include an "evergreen" provision pursuant to which on January 1st of each year, commencing in 2009, the number of shares authorized for issuance under the 2006 Stock Option Plan shall automatically be increased by an amount equal to 20% of the shares of the common stock outstanding on the last day of the prior fiscal year;
• An amendment to the Certificate of Incorporation to decrease the number of authorized shares of the common stock from 75,000,000 to 40,000,000 and decrease the number of authorized shares of the preferred stock from 25,000,000 to 10,000,000.
• The approval of the potential issuance of common stock equal to or greater than 20% of the Company’s common stock upon conversion of notes or shares issuable upon exercise of warrants issued pursuant to a Loan and Securities Purchase Agreement entered into by the Company on January 24, 2008 to finance the acquisition of United Organic Products, LLC and Waste Recovery Industries, LLC.

The Special Meeting was adjourned and will be reconvened on Monday, April 7, 2008 at the offices of the Company at 7A Commercial Wharf, Boston, MA at 12:00 pm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

April 4, 2008	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and Chief Executive Officer